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EXHIBIT 23.1
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Consent of Independent Accountants

To the Board of Directors of Parametric Technology Corporation:

We consent to the inclusion in this Form 8-K/A of our report dated May 26, 1995, on our audit of the financial statements of the Conceptual Design and Rendering System Operations of Evans & Sutherland Computer Corporation as of December 30, 1994 and for the year then ended.



                                                          KPMG Peat Marwick LLP

Salt Lake City, Utah
June 22, 1995